As filed with the Securities and Exchange Commission on July 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0813844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3555 Farnam Street

Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

The Nebraska Furniture Mart, Inc.

Profit Sharing Plan

(Full title of the plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(Name and address of agent for service)

(402) 346-1400

(Telephone number, including area code, of agent for service)

Copy To:

Jennifer M. Broder, Esq.

Munger, Tolles & Olson LLP

350 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act (as defined below).  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Berkshire Hathaway Inc., a Delaware corporation (“Berkshire” or the “registrant”) is filing this Registration Statement on Form S-8 to register an additional 50,000 shares of its Class B Common Stock issuable under The Nebraska Furniture Mart, Inc. Profit Sharing Plan (the “Plan”). The contents of registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2014 (File No. 333-194948) are hereby incorporated by reference.

Item 8.	Exhibits

Exhibit No.	Description

5	Berkshire Hathaway Inc. undertakes to cause the plan and any amendment thereto to be submitted to the Internal Revenue Service (“IRS”) in a timely manner and to cause all changes required by the IRS in order to qualify the plan to be made.

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this registration statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 1st day of July, 2022.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Marc D. Hamburg as the undersigned’s true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren E. Buffett Warren E. Buffett	Chairman of the Board and Director and Chief Executive Officer (principal executive officer)	July 1, 2022

/s/ Marc D. Hamburg Marc D. Hamburg	Senior Vice President and Chief Financial Officer (principal financial officer)	July 1, 2022

/s/ Daniel J. Jaksich Daniel J. Jaksich	Vice President and Controller (principal accounting officer)	July 1, 2022

/s/ Charles T. Munger Charles T. Munger	Vice Chairman of the Board and Director	July 1, 2022

/s/ Gregory E. Abel Gregory E. Abel	Director and Vice Chairman – Non-Insurance Operations	July 1, 2022

/s/ Howard G. Buffett Howard G. Buffett	Director	July 1, 2022

/s/ Susan A. Buffett Susan A. Buffett	Director	July 1, 2022

/s/ Stephen B. Burke Stephen B. Burke	Director	July 1, 2022

/s/ Kenneth I. Chenault Kenneth I. Chenault	Director	July 1, 2022

/s/ Christopher C. Davis Christopher C. Davis	Director	July 1, 2022

/s/ Susan L. Decker Susan L. Decker	Director	July 1, 2022

/s/ David S. Gottesman David S. Gotteseman	Director	July 1, 2022

/s/ Charlotte Guyman Charlotte Guyman	Director	July 1, 2022

/s/ Ajit Jain Ajit Jain	Director and Vice Chairman – Insurance Operations	July 1, 2022

/s/ Ronald L. Olson Ronald L. Olson	Director	July 1, 2022

/s/ Wallace R. Weitz Wallace R. Weitz	Director	July 1, 2022

/s/ Meryl B. Witmer Meryl Witmer	Director	July 1, 2022

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 1, 2022.

The Nebraska Furniture Mart, Inc. Profit Sharing Plan

By:	/s/ Tiffaney Skaw
Name:	Tiffaney Skaw
Title:	Plan Administrator